Exhibit No. 10.49

ORBITAL TRACKING CORP.

2018 INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Orbital Tracking Corp. (the “Company”) hereby grants to you an Option (the “Option”) to purchase shares of the Company’s Common Stock, $0.0001 par value (“Shares”) under the Company’s 2018 Incentive Plan (the “Plan”). The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”), in the Stock Option Agreement and the Plan, which are attached to and incorporated into this Grant Notice in their entirety.

Participant:

Grant Date:

Number of Shares Subject to Option:

Exercise Price (per Share):

Option Expiration Date:	______________ (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)

Type of Option:	[ ] Incentive Stock Option [X] Nonqualified Stock Option

Vesting and Exercisability Schedule:	Options shall be fully vested on the grant date.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Grant Notice, the Stock Option Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

COMPANY	PARTICIPANT
By:

/s/ David Phipps
David Phipps, President	Name
Orbital Tracking Corp.
Address:

Taxpayer ID:

ORBITAL TRACKING CORP.

NOTICE OF EXERCISE OF STOCK OPTION

I hereby exercise the stock option as granted to me on December 18, 2018, pursuant to the 2018 Incentive Plan, dated as of June 14, 2018 by Orbital Tracking Corp. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.0001 per Share, covered by said option:

Number of Shares to be purchased: __________

Purchase price per Share: $_______

Total purchase price: $__________

A. Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $_______ in full/partial [circle one] payment for such Shares;

and/or

B. Enclosed is/are Share(s) with a total Fair Market Value of $_______ in full/partial

[circle one] payment for such Shares;

and/or

C. I have provided notice to [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares. [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price.]

and/or

D. I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option.

Please have the certificate or certificates representing the purchased Shares registered in the following name or

Names: _______________________________

and sent to_____________________________

DATED: ______________________________

______________________________________

Optionee’s Signature

*Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.